Exhibit 99.1

Power Integrations Reports Fourth-Quarter and Full-Year 2011 Financial Results

Company reports record annual operating cash flow of $69.2 million

SAN JOSE, Calif.--(BUSINESS WIRE)--February 2, 2012--Power Integrations (Nasdaq:POWI), the leader in high-voltage integrated circuits for energy-efficient power conversion, today announced financial results for the quarter ended December 31, 2011. Net revenues for the fourth quarter were $66.7 million, down 11 percent from the prior quarter and down nine percent compared with the fourth quarter of 2010. Net income was $6.3 million or $0.22 per diluted share, compared with $0.25 per diluted share in the prior quarter and $0.30 per diluted share in the fourth quarter of 2010. Gross margin for the fourth quarter was 47.3 percent; operating margin was 11.7 percent.

In addition to its GAAP results, the company provided certain non-GAAP financial measures that exclude stock-based compensation expenses, amortization of acquisition-related intangible assets and the fair-value write-up of acquired inventory, and the tax effects of these items. Non-GAAP net income for the quarter was $8.5 million or $0.29 per diluted share, compared with $0.32 per diluted share in the prior quarter and $0.39 per diluted share in the fourth quarter of 2010. Non-GAAP gross margin for the fourth quarter was 47.8 percent; non-GAAP operating margin was 15.6 percent.

For the full year, net revenues were $298.7 million, a slight decrease compared with $299.8 million in the prior year. Net income for 2011 was $34.3 million or $1.14 per diluted share, compared with $49.5 million or $1.67 per diluted share in the prior year. Non-GAAP net income was $43.2 million or $1.44 per diluted share, compared with $59.4 million or $2.01 per diluted share in the prior year.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “As expected, our fourth-quarter revenues were down from the prior quarter reflecting the industry-wide slowdown in demand. However, we have seen an uptick in orders of late, and while it is difficult to predict the trajectory of the recovery, it appears that business conditions have stabilized and perhaps begun to improve. Moreover, our gross margin increased in the fourth quarter as we began to realize the benefits of our ongoing cost-reduction initiatives. We anticipate further margin expansion in 2012 as these efforts continue.”

“In spite of challenging macroeconomic conditions we reported record operating cash flow of $69.2 million for 2011. Looking ahead, the global trend toward more energy-efficient electronics and lighting technologies continues to gather steam, and we are a leading enabler in both of these areas. We also made excellent progress last year winning designs, ramping new products and growing our customer base, and we believe we are well positioned for growth as cyclical headwinds abate.”

Additional Highlights

  Cash flow from operations was $9.2 million for the fourth quarter and $69.2 million for the year.
  Power Integrations repurchased 0.4 million shares of its common stock during the fourth quarter for $14.2 million. During the year the company repurchased 1.5 million shares for $50 million.
  The company paid a dividend of $0.05 per share on December 30, 2011. The next dividend of $0.05 per share will be paid on March 30, 2012 to stockholders of record as of February 29, 2012.
  Power Integrations was issued 15 U.S. patents and 25 non-U.S. patents during the quarter and had a total of 454 U.S. patents and 317 non-U.S. patents as of December 31, 2011.

Financial Outlook

The company issued the following forecast for the first quarter of 2012:

  Revenues are expected to be between $64 million and $70 million;
  Gross margins are expected to be flat to 50 basis points higher compared with the fourth quarter;
  Operating expenses:
    GAAP: between $25 million and $26 million;
    Non-GAAP: between $22 million and $23 million (which excludes from GAAP operating expenses approximately $3 million of stock-based compensation expenses and less than $0.1 million of amortization expense related to acquisition-related intangible assets).

Conference Call Today at 1:45 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:45 p.m. Pacific time. Members of the investment community can join the call by dialing 1-877-303-9795 from within the United States or 1-631-291-4581 from outside the U.S. The call will be available via a live and archived webcast on the investor section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations, Inc., is a Silicon Valley-based supplier of high-voltage integrated circuits and other high-voltage components used in energy-efficient power conversion. The company’s innovative technologies enable compact, reliable AC-DC power supplies for a vast range of electronic products including mobile devices, TVs, PCs, appliances, smart utility meters and LED lights. Since its introduction in 1998, Power Integrations’ EcoSmart® energy-efficiency technology has prevented billions of dollars’ worth of energy waste and millions of tons of carbon emissions. Reflecting the environmental benefits of the company’s products, Power Integrations’ stock is included in the NASDAQ® Clean Edge® Green Energy Index, The Cleantech Index®, and the Ardour Global IndexSM. For more information, including design-support tools and resources, please visit www.powerint.com; visit Power Integrations’ Green Room for a comprehensive guide to energy-efficiency standards around the world.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under Accounting Standard Codification 718-10, certain acquisition-related expenses such as the amortization of acquisition-related intangible assets and the fair-value write-up of acquired inventory, and the tax effects of these items. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company’s projected first-quarter 2012 financial performance under the heading “Financial Outlook,” and Mr. Balakrishnan’s statements that it appears that business conditions have stabilized and perhaps begun to improve and that the company anticipates further margin expansion in 2012 are forward-looking statements reflecting management's current expectations and beliefs. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition may cause the company to decrease its selling prices for its products; the outcome and cost of patent litigation may affect sales of the company’s products or could result in higher expenses and charges than currently expected; unforeseen costs and expenses may occur; unfavorable fluctuations in component costs resulting from changes in commodity prices and/or the exchange rate between the U.S. dollar and the Japanese yen; and the challenges inherent in integrating acquired businesses. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) on November 7, 2011. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by the rules and regulations of the SEC.

Power Integrations, EcoSmart, and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are property of their respective owners.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
NET REVENUES	$66,730	$75,063	$72,986	$298,739	$299,803

COST OF REVENUES	35,176	40,020	36,860	158,093	147,262

GROSS PROFIT	31,554	35,043	36,126	140,646	152,541

OPERATING EXPENSES:
Research and development	9,732	10,345	9,753	40,295	35,886
Sales and marketing	8,282	7,990	9,063	32,624	31,167
General and administrative	5,747	6,145	6,339	24,508	25,562
Total operating expenses	23,761	24,480	25,155	97,427	92,615

INCOME FROM OPERATIONS	7,793	10,563	10,971	43,219	59,926

OTHER INCOME, net	421	552	500	1,876	1,879

INCOME BEFORE PROVISION FOR INCOME TAXES	8,214	11,115	11,471	45,095	61,805

PROVISION FOR INCOME TAXES	1,888	3,603	2,541	10,804	12,341

NET INCOME	$6,326	$7,512	$8,930	$34,291	$49,464

EARNINGS PER SHARE:
Basic	$0.23	$0.26	$0.32	$1.20	$1.78
Diluted	$0.22	$0.25	$0.30	$1.14	$1.67

SHARES USED IN PER-SHARE CALCULATION:
Basic	28,077	28,799	28,134	28,609	27,837
Diluted	29,171	29,879	29,844	29,964	29,556

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$81	$128	$205	$665	$686
Research and development	920	564	1,325	3,274	4,107
Sales and marketing	655	449	817	2,314	2,594
General and administrative	696	527	895	2,716	3,334
Total stock-based compensation expense	$2,352	$1,668	$3,242	$8,969	$10,721

Cost of revenues includes:
Amortization of write-up of acquired inventory	$152	$150	$-	$512	$-
Amortization of acquisition-related intangible assets	$85	$85	$41	$341	$164

Operating expenses include:
Amortization of acquisition-related intangible assets	$28	$28	$-	$114	$-
Patent-litigation expenses	$1,446	$1,751	$1,321	$5,665	$5,725

REVENUE MIX BY PRODUCT FAMILY
TOPSwitch	21%	21%	23%	23%	24%
TinySwitch	34%	33%	36%	33%	38%
LinkSwitch	42%	43%	40%	42%	37%
Other	3%	3%	1%	2%	1%

REVENUE MIX BY END MARKET
Communications	28%	26%	33%	28%	31%
Computer	13%	12%	11%	12%	12%
Consumer	39%	39%	37%	38%	38%
Industrial	20%	23%	19%	22%	19%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

		Three Months Ended			Twelve Months Ended
		Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010
	RECONCILIATION OF GROSS PROFIT
	GAAP gross profit	$31,554	$35,043	$36,126	$140,646	$152,541
	GAAP gross profit margin	47.3%	46.7%	49.5%	47.1%	50.9%

	Stock-based compensation included in cost of revenues	81	128	205	665	686
	Amortization of write-up of acquired inventory	152	150	-	512	-
	Amortization of acquisition-related intangible assets	85	85	41	341	164

	Non-GAAP gross profit	$31,872	$35,406	$36,372	$142,164	$153,391
	Non-GAAP gross profit margin	47.8%	47.2%	49.8%	47.6%	51.2%

	RECONCILIATION OF OPERATING EXPENSES
	GAAP operating expenses	$23,761	$24,480	$25,155	$97,427	$92,615

Less:	Stock-based compensation expense included in operating expenses
	Research and development	920	564	1,325	3,274	4,107
	Sales and marketing	655	449	817	2,314	2,594
	General and administrative	696	527	895	2,716	3,334
	Total	2,271	1,540	3,037	8,304	10,035

	Amortization of acquisition-related intangible assets	28	28	-	114	-

	Non-GAAP operating expenses	$21,462	$22,912	$22,118	$89,009	$82,580

	RECONCILIATION OF INCOME FROM OPERATIONS
	GAAP income from operations	$7,793	$10,563	$10,971	$43,219	$59,926
	GAAP operating margin	11.7%	14.1%	15.0%	14.5%	20.0%

Less:	Total stock-based compensation	2,352	1,668	3,242	8,969	10,721
	Amortization of write-up of acquired inventory	152	150	-	512	-
	Amortization of acquisition-related intangible assets	113	113	41	455	164

	Non-GAAP income from operations	$10,410	$12,494	$14,254	$53,155	$70,811
	Non-GAAP operating margin	15.6%	16.6%	19.5%	17.8%	23.6%

	RECONCILIATION OF PROVISION FOR INCOME TAXES
	GAAP provision for income taxes	$1,888	$3,603	$2,541	$10,804	$12,341
	GAAP effective tax rate	23.0%	32.4%	22.2%	24.0%	20.0%

	Tax effect of items excluded from non-GAAP results	(478)	85	(523)	(1,022)	(979)

	Non-GAAP provision for income taxes	$2,366	$3,518	$3,064	$11,826	$13,320
	Non-GAAP effective tax rate	21.8%	27.0%	20.8%	21.5%	18.3%

	RECONCILIATION OF NET INCOME PER SHARE (DILUTED)
	GAAP net income	$6,326	$7,512	$8,930	$34,291	$49,464

	Adjustments to GAAP net income
	Stock-based compensation	2,352	1,668	3,242	8,969	10,721
	Amortization of write-up of acquired inventory	152	150	-	512	-
	Amortization of acquisition-related intangible assets	113	113	41	455	164
	Tax effect of items excluded from non-GAAP results	(478)	85	(523)	(1,022)	(979)

	Non-GAAP net income	$8,465	$9,528	$11,690	$43,205	$59,370

	Average shares outstanding for calculation
	of non-GAAP income per share (diluted)	29,171	29,879	29,844	29,964	29,556

	Non-GAAP income per share (diluted)	$0.29	$0.32	$0.39	$1.44	$2.01

	GAAP income per share (diluted)	$0.22	$0.25	$0.30	$1.14	$1.67

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2011	September 30, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$139,836	$148,578	$155,667
Short-term investments	40,899	48,932	27,355
Accounts receivable	9,396	10,330	5,713
Inventories	52,010	51,763	62,077
Deferred tax assets	892	1,440	1,435
Prepaid expenses and other current assets	7,068	6,864	9,263
Total current assets	250,101	267,907	261,510

INVESTMENTS	32,041	25,022	31,760
PROPERTY AND EQUIPMENT, net	88,241	85,271	84,470
GOODWILL AND INTANGIBLE ASSETS	23,638	23,852	24,621
DEFERRED TAX ASSETS	12,387	12,637	13,421
OTHER ASSETS	26,511	25,799	17,288
Total assets	$432,919	$440,488	$433,070

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$16,532	$17,318	$20,291
Accrued payroll and related expenses	5,911	6,290	7,395
Income taxes payable	-	1,759	-
Deferred income on sales to distributors	7,883	10,316	12,221
Other accrued liabilities	2,305	2,613	9,548
Total current liabilities	32,631	38,296	49,455

LONG-TERM LIABILITIES
Income taxes payable	34,368	33,805	29,580

Total liabilities	66,999	72,101	79,035

STOCKHOLDERS' EQUITY:
Common stock	28	28	28
Additional paid-in capital	158,646	166,007	175,295
Accumulated translation adjustment	50	80	85
Retained earnings	207,196	202,272	178,627
Total stockholders' equity	365,920	368,387	354,035
Total liabilities and stockholders' equity	$432,919	$440,488	$433,070

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended			Twelve Months Ended
	Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 6,326	$ 7,512	$ 8,930	$ 34,291	49,464
Adjustments to reconcile net income to cash provided by operating activities
Depreciation	4,035	3,865	3,387	15,372	12,341
Amortization of intangible assets	214	243	170	943	674
(Gain) loss on sale of property and equipment	-	-	14	(41)	(330)
Stock-based compensation expense	2,352	1,668	3,242	8,969	10,721
Amortization of premium on held-to-maturity investments	372	396	428	1,627	1,765
Deferred income taxes	798	(47)	875	1,577	1,124
Increase (decrease) in accounts receivable allowances	13	(110)	(2)	(61)	(27)
Excess tax benefit from stock options exercised	(67)	(32)	(370)	(796)	(1,309)
Tax benefit associated with employee stock plans	375	288	940	2,201	2,891
Change in operating assets and liabilities:
Accounts receivable	921	(2,150)	2,382	(3,621)	16,236
Inventories	(147)	2,269	(10,792)	10,037	(33,588)
Prepaid expenses and other assets	(1,204)	(225)	(13,125)	1,619	(8,515)
Accounts payable	(474)	3,170	(576)	(1,564)	(483)
Taxes payable and other accrued liabilities	(1,914)	3,423	1,522	2,977	5,828
Deferred income on sales to distributors	(2,434)	(883)	(2,628)	(4,338)	3,180
Net cash provided by (used in) operating activities	9,166	19,387	(5,603)	69,192	59,972

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6,994)	(3,710)	(8,733)	(23,223)	(30,567)
Proceeds from sale of property and equipment	-	-	-	2,249	1,415
Other assets	(6)	(463)	(1,831)	(1,277)	(1,831)
Acquisition	-	-	-	(6,914)	(8,598)
Increase in financing lease receivables	(138)	(157)	-	(8,116)	-
Collections of financing lease receivables	111	109	-	425	-
Notes to third parties	-	-	-	(3,000)	(6,750)
Collection of note to third parties	-	3,000	-	3,000	-
Purchases of held-to-maturity investments	(10,907)	(19,761)	-	(42,176)	(27,224)
Proceeds from held-to-maturity investments	11,550	8,545	519	26,725	27,010
Net cash used in investing activities	(6,384)	(12,437)	(10,045)	(52,307)	(46,545)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	3,992	3,972	8,276	22,210	26,263
Repurchase of common stock	(14,181)	(31,435)	-	(50,000)	(13,960)
Retirement of performance shares for income tax withholding	-	-	-	-	(769)
Payments of dividends to stockholders	(1,402)	(1,435)	(1,414)	(5,722)	(5,577)
Excess tax benefit from stock options exercised	67	32	370	796	1,309
Net cash provided by (used in) financing activities	(11,524)	(28,866)	7,232	(32,716)	7,266

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(8,742)	(21,916)	(8,416)	(15,831)	20,693

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	148,578	170,494	164,083	155,667	134,974

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 139,836	$ 148,578	$ 155,667	$ 139,836	$ 155,667

CONTACT:
Power Integrations, Inc.
Joe Shiffler, 408-414-8528
jshiffler@powerint.com